UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Citizens Independent Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	333-191004	31-1441050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

188 West Main Street Logan, Ohio 43138 (740) 385-8561
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 385-8561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 6, 2014, Citizens Independent Bancorp, Inc. (“Bancorp”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on March 15, 2014, the voting record date, there were 556,733 Bancorp common shares outstanding and entitled to vote. At the Annual Meeting, 360,147, or 64.69%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)	Proposal 1: The Company’s shareholders approved an amendment to the Company’s Amended and Restated Regulations (the “Regulations”) to classify the Board of Directors (the “Board”) into three classes with staggered terms of office.

Number of Votes:
For	Against	Broker Non-Votes	Abstain
354,634	5,361	0	152

Proposal 2: Election of Nine Directors

Directors elected to Class 1 for the term expiring at the 2015 Annual Meeting:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Billy Jo King	347,520	12,627	0
Corby Leach	350,332	9,815	0
William J. Mauck	350,332	9,815	0

Directors elected to Class 2 for a term expiring at the 2016 Annual Meeting:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Michael J. Shawd	348,145	12,002	0
Daniel J. Stohs	349,707	10,440	0
Jerry Don Johnson	350,332	9,815	0

Directors elected to Class 3 for a term expiring at the 2017 Annual Meeting:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Donald P. Wood	347,520	12,627	0
Robert L. Lilley	349,707	10,440	0
Robert Carl Wofinger, Jr.	350,332	9,815	0

Proposal 3: The Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the total authorized shares from 900,000 to 2,000,000.

Number of Votes:
For	Against	Broker Non-Votes	Abstain
326,995	26,492	0	6,700

Proposal 4: The Company’s shareholders approved an amendment to the Company’s Regulations to establish share ownership guidelines for members of the Board and to provide the Board the ability to remove a director for cause.

Number of Votes:
For	Against	Broker Non-Votes	Abstain
355,571	4,424	0	152

Proposal 5: The Company’s shareholders ratified the appointment of Suttle & Stalnaker, PLLC as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2014.

Number of Votes:
For	Against	Broker Non-Votes	Abstain
358,454	120	0	1,573

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS INDEPENDENT BANCORP, INC.
Date: May 12, 2014
	By:	/s/ Ronald R. Reed
Ronald R. Reed
President and Chief Executive Officer